                                                                    EXHIBIT 11.1

                   COMPUTATION OF NET INCOME (LOSS) PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                       YEAR ENDED           THREE MONTHS ENDED
                                                                      JANUARY 31,               APRIL 30,
                                                                ------------------------  ----------------------
                                                                   1996         1997         1996        1997
                                                                ----------  ------------  ----------  ----------
HISTORICAL NET INCOME (LOSS) PER SHARE
Weighted average common shares outstanding for the period.....       4,604        9,444        8,289      20,323
Common equivalent shares pursuant to Staff Accounting Bulletin
  Nos. 64 and 83..............................................      19,524       19,518       19,533      --
                                                                ----------  ------------  ----------  ----------
Shares used in historical per share computation...............      24,128       28,962       27,822      20,323
                                                                ----------  ------------  ----------  ----------
                                                                ----------  ------------  ----------  ----------
Net income (loss).............................................  $  (17,740)  $  (88,665)  $  (67,451) $  (20,371)
Cumulative dividends on Series B redeemable convertible
  preferred stock.............................................          52          880         (119)       (268)
                                                                ----------  ------------  ----------  ----------
Net income (loss) applicable to common stock..................  $  (17,792)  $  (89,545)  $  (67,570) $  (20,639)
                                                                ----------  ------------  ----------  ----------
                                                                ----------  ------------  ----------  ----------
Net income (loss) per share...................................  $    (0.74)  $    (3.09)  $    (2.43) $    (1.02)
                                                                ----------  ------------  ----------  ----------
                                                                ----------  ------------  ----------  ----------

                                                                                                         THREE
                                                                                                         MONTHS
                                                                              YEAR ENDED                 ENDED
                                                                             JANUARY 31,               APRIL 30,
                                                                                 1997                     1997
                                                                             ------------              ----------
PRO FORMA NET INCOME (LOSS) PER SHARE
Weighted average common shares outstanding for the period..................        9,444                   20,323
Common equivalent shares pursuant to Staff Accounting Bulletin Nos. 64 and
  83.......................................................................       19,518                   --
Common equivalent shares assuming conversion of preferred stock and
  convertible line of credit...............................................       22,200                   30,387
                                                                             ------------              ----------
Shares used in per share computation.......................................       51,162                   50,710
                                                                             ------------              ----------
                                                                             ------------              ----------
Net income (loss)..........................................................   $  (88,665)              $  (20,371)
                                                                             ------------              ----------
                                                                             ------------              ----------
Net income (loss) per share................................................   $    (1.73)              $    (0.40)
                                                                             ------------              ----------
                                                                             ------------              ----------
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